SHAREHOLDER BENEFIT PROGRAM
                           AGREEMENT FOR STEPHEN ZAHN

                           FIRST FEDERAL SAVINGS BANK

                                January 14, 2000




                  Financial Institution Consulting Corporation
                          700 Colonial Road, Suite 260
                            Memphis, Tennessee 38117
                              WATS: 1-800-873-0089
                               FAX: (901) 684-7414
                                 (901) 684-7400

                            SHAREHOLDER BENEFIT PLAN
                           AGREEMENT FOR STEPHEN ZAHN


         This Shareholder Benefit Plan Agreement (the "Agreement"), effective as of the 14th day of January, 2000, formalizes the understanding by and between FIRST FEDERAL SAVINGS BANK (the "Bank"), a federally chartered stock savings bank having its principal place of business in Indiana, and STEPHEN E. ZAHN (hereinafter referred to as "Executive"). Any reference herein to the "Holding Company" shall mean Northeast Indiana Bancorp, Inc.

                              W I T N E S S E T H :

         WHEREAS, the Executive is employed by the Bank; and

         WHEREAS, the Bank recognizes the valuable services heretofore performed by the Executive and wishes to encourage his continued employment; and

         WHEREAS, Executive desires to relinquish shares of stock granted to him pursuant to the Northeast Indiana Bancorp, Inc. Recognition and Retention Plan (hereinafter RRP) a copy of which is attached hereto as Exhibit A and incorporated herein by reference; and

         WHEREAS, the parties agree that in consideration for Executive giving up all right and incidents of ownership in said shares the Executive is assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank or other termination of employment and wishes to provide his beneficiary with benefits from and after death; and

         WHEREAS, the Bank and the Executive wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executive after retirement or other termination of employment and/or death benefits to his beneficiary after death; and

         WHEREAS, the Bank has adopted this Shareholder Benefit Plan Agreement which controls all issues relating to benefits as described herein and is executed as a replacement for the Preliminary Agreement for Relinquishment of Stock dated January 14, 2000;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Executive agree as follows:

                                    SECTION I

                                   DEFINITIONS
                                   -----------

         When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit" means that portion of the Supplemental Retirement Income Benefit which is required to be expensed and/or accrued under generally accepted accounting principles by the following methodology: the difference between the Bank's income derived from annual increases in the cash surrender value of a no-load, no-surrender charge Transamerica Assurance Company life insurance policy with a one-time premium of $800,000 insuring the life of Executive and the after-tax Cost of Funds Expense, provided, however that in the years Executive relinquishes shares granted him pursuant to the RRP, the Bank shall accrue the savings realized by virtue of such relinquishment.

         If such contract for life insurance is not purchased or is subsequently surrendered or lapsed, then the Bank shall receive an annual policy illustration that assumes the above-described policy was purchased, or had not subsequently surrendered or lapsed, which illustration will be received from the insurance company and will indicate the increase in policy value for purposes of calculating the Accrued Benefit.

         In either case, references to life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executive and his beneficiar(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Plan than that of an unsecured creditor of the Bank.

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.3      "Bank" means FIRST FEDERAL SAVINGS BANK and any successor thereto.

1.4 "Beneficiary" means the person or persons designated as beneficiary in writing to the Bank to whom the share of a deceased Executive's account is payable. If no beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the beneficiary. If there are no living Children, then the Estate of the Executive will be deemed the beneficiary.

1.5 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations, including driving while intoxicated, or similar offenses), final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.6 "Change in Control" shall mean and include the following with respect to the Bank or the Holding Company:

         (1) a Change in Control of a nature that would be required to be reported in response to Item I (a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

         (2) a change in control of the Bank within the meaning of 12 C.F.R. 574.4; or

         (3)      a Change in Control at such time as
                  (i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing Twenty Five Percent (25.0%) or more of the combined voting power of the Bank's outstanding securities ordinarily having the right to vote at the election of directors, except for any stock purchased by the Bank's Employee Stock Ownership Plan and/or trust; or

               (ii) individuals who constitute the board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's stockholders was approved by the Bank's nominating committee which is comprised of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

               (iii)       merger,   consolidation,    or   sale   of   all   or
                           substantially  all of the assets of the Bank  occurs;
                           or

               (iv) a proxy statement is issued soliciting proxies from the stockholders of the Bank by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank.

               The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities. The term "acquire" means obtaining ownership, control, power to vote or sole power of disposition of stock, directly or indirectly or through one or more transactions or subsidiaries, through purchase, assignment, transfer, exchange, succession or other means, including (1) an increase in percentage ownership resulting from a redemption, repurchase, reverse stock split or a similar transaction involving other securities of the same class; and (2) the acquisition of stock by a group of persons and/or companies acting in concert which shall be deemed to occur upon the formation of such group, provided that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor (a) votes the stock only upon instruction from the beneficial owner and (b) does not provide the beneficial owner with advice concerning the voting of such stock. The term "security" includes nontransferable subscription rights issued pursuant to a plan of conversion, as well as a "security," as defined in 15 U.S.C. ss. 78c(2)(1`); and the term "acting in concert" means (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Further, acting in concert with any person or company shall also be deemed to be acting in concert with any person or company that is acting in concert with such other person or company.

               Notwithstanding the above definitions, the Board, in its absolute discretion, may make a finding that a Change in Control of the Bank has taken place without the occurrence of any or all of the events enumerated above.

1.7 "Children" means the Executive's children, both natural and adopted and any issue of any predeceased Children, then living at the time payments are due the Children under this Agreement.

1.8 "Code" means the Internal Revenue Code of 1986 as amended from time to time.

1.9 "Cost of Funds Expense" means the last available quarterly rate of the 6th District Cost of Funds from the Federal Home Loan Bank in Indianapolis plus fifty (50) basis points.

1.10     "Effective Date" shall be the date of January 14, 2000.

1.11     "Estate" means the estate of the Executive.

1.12     "Interest Factor" means Seven Per Cent (7%) per annum.

1.13 "Normal Retirement Date" means the first day of the month coincident with or next following the Executive's sixty-fifth (65th) birthday.

1.14 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing within thirty (30) days following the occurrence of the event which triggers distribution and continuing for One Hundred Eighty (180) consecutive months. For purposes of the Survivor's Benefit payable hereunder, the Payout Period shall be One Hundred Eighty (180) consecutive months.

1.15 "Permanently and Totally Disabled" means Executive has, for at least six (6) months, been unable to perform the services incident to his position with the Bank as a result of accidental bodily injury or sickness and that the status is likely to continue for an indefinite period, as reasonably determined subsequent to the expiration of the six (6) month period by a duly licensed physician selected in good faith by the Bank.

1.16 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.

1.17     "Suicide" means the act of intentionally killing oneself.

1.18 "Supplemental Retirement Income Benefit" means an annual amount, payable over the Payout Period, equal to the benefit stream supported by the annuitized value of the Accrued Benefit using the Interest Factor.

1.19 "Survivor's Benefit" means the benefit provided to Executive's Beneficiary under Subsection 2.1 payable over the Payout Period. The Survivor's Benefit shall be $3292 per month in the event that Executive relinquishes only the shares in which he would have vested for the year 2000. Alternatively, the Survivor's Benefit shall be $3892 per month in the event that Executive relinquishes all shares in which he would vest for the years 2000 and 2001.

                                   SECTION II

                PRE RETIREMENT AND POST RETIREMENT DEATH BENEFITS
                -------------------------------------------------

2.1 Death Prior to Termination of Employment or After Change in Control. If Executive dies prior to termination of employment with the Bank or after termination of employment with the Bank coincident with or following a Change in Control (but before commencement of payment of the Supplemental Retirement Income Benefit to Executive), his Beneficiary shall be entitled to the Survivor's Benefit. The first installment shall begin within thirty (30) days after the date of death of Executive (or within thirty (30) days after the date the Bank is notified of Executive's death) and each succeeding installment shall be paid on the next succeeding month thereof during the Payout Period.

2.2      Death  Subsequent  to  Retirement.  In the event of death of  Executive while receiving monthly benefits under this Agreement or after retirement on or after the Executive's Normal Retirement Date but before commencement of payment of the Supplemental Retirement Income Benefit to Executive, except under Section 3.3 hereof, then the unpaid balance of such monthly payments remaining to be paid at that time shall continue to be paid monthly for the remainder of the Payout Period to Executive's Beneficiary.

2.3 Death by Reason of Suicide. In the event Executive dies by reason of suicide at any time within twenty-six (26) months after execution of this Agreement, the Bank shall be under no obligation to provide any benefits to the Executive's Beneficiary.

2.4 Death After Voluntary Termination of Employment Prior to Normal Retirement Age. In the event of Executive's death following a voluntary termination of employment with the Bank prior to his Normal Retirement Date, for any reason other than Cause, the Executive's Beneficiary shall be entitled to his Accrued Benefit determined as of the date of termination of employment and annuitized using the Interest Factor.

                                   SECTION III

                     SUPPLEMENTAL RETIREMENT INCOME BENEFIT
                     --------------------------------------
                             AND DISABILITY BENEFIT
                             ----------------------

3.1 Normal Retirement Benefit. At Executive's retirement on or after the Normal Retirement Date, the Bank shall commence payments of the Supplemental Retirement Income Benefit to Executive. Such payments shall commence the first day of the month next following the Executive's retirement date and shall be payable in monthly installments throughout the Payout Period.

3.2 Disability. If Executive becomes Permanently and Totally Disabled prior to reaching his retirement, while covered by the provisions of this Agreement, Executive shall be entitled to his Accrued Benefit at the time of disability, annuitized using the Interest Factor and payable over the Payout Period. Payments shall begin within thirty (30) days after Executive becomes Permanently and Totally Disabled. In the event the Executive dies at any time after termination of employment due to disability but prior to commencement or completion of all payments due and owing hereunder, the Bank shall pay to the Executive's Beneficiary the Survivor's Benefit for the remainder of the Payout Period plus a lump sum payment equal to the present value of the difference between the Survivor's Benefit and the Accrued Benefit payments already paid to the Executive. Such additional lump sum payment shall be made within thirty (30) days after the Executive's death or within thirty (30) days after the date the Bank is notified of Executive's death.

3.3 Involuntary Termination of Employment. In the event of Executive's involuntary termination of employment, including involuntary termination coincident with or within three (3) years following a Change in Control, but excluding termination due to death, disability or termination for Cause, the Executive shall be entitled to receive the Supplemental Retirement Income Benefit calculated as if the Executive had continued to be employed by the Bank until his Normal Retirement Date. The Bank, or its successor, shall commence payment of the Supplemental Retirement Income Benefit within thirty (30) days after the Executive's Normal Retirement Date, as defined herein. For these purposes, Executive's voluntary termination of employment within three (3) years following a Change in Control shall be deemed to be an involuntary termination of employment.

3.4 Voluntary Termination of Employment. In the event of Executive's voluntary termination of employment with the Bank prior to his Normal Retirement Date, for any reason other than Cause, the Executive (or his Beneficiary, if applicable) shall be entitled to his Accrued Benefit determined as of the date of termination of employment and annuitized using the Interest Factor. The benefit payable hereunder shall be in accordance with Section 7.1 below.

                                   SECTION IV

                           EXECUTIVE'S RIGHT TO ASSETS
                           ---------------------------

         The rights of the Executive, any Beneficiary of the Executive, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary of the Executive, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments as specified under this Agreement. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, except as expressly provided, shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, nor shall it be considered security for the performance of the obligations of the Bank. It shall be, and remain, a general, unpledged, and unrestricted asset of the Bank.

                                    SECTION V

                            RESTRICTIONS UPON FUNDING
                            -------------------------

         Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the extent, nature, and method of such informal funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall Executive be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then Executive shall assist the Bank by freely submitting to a physical examination and supplying such additional information necessary to obtain such insurance or annuities.

                                   SECTION VI

                     ALIENABILITY AND ASSIGNMENT PROHIBITION
                     ---------------------------------------

         Neither Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferrable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                   SECTION VII

                            TERMINATION OF EMPLOYMENT
                            -------------------------

7.1 Termination of Service Prior to Retirement Date. If, prior to Executive's Normal Retirement Date, Executive voluntarily terminates employment with the Bank, the Bank shall pay to the Executive the benefit set forth in Subsection 3.4. Such payments shall commence within thirty (30) days of his termination of employment and shall continue throughout the Payout Period. Notwithstanding the above, if Executive is involuntary terminated without Cause or following a Change in Control as contemplated in Subsection 3.3, Executive shall be entitled to the benefit set forth therein, commencing within thirty
         (30) days of Executive's Normal Retirement Date.

7.2 Termination of Service for Cause. Should Executive be terminated for Cause, his benefits under this Agreement shall be forfeited and this Agreement shall become null and void.

                                  SECTION VIII

                                 ACT PROVISIONS
                                 --------------

8.1 Named Fiduciary And Administrator. The Bank shall be the Named Fiduciary and Administrator of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

8.2 Claims Procedure And Arbitration. In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator named above within sixty (60) days from the date payments are refused. The Administrator and its Board of Directors shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired.

         If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review the Agreement or any documents relating thereto and submit any issues, in writing, and comments they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty
         (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Agreement upon which the decision is based.

         If claimants continue to dispute the benefit denial based upon completed performance of the Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Bank ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         Where a dispute arises as to the Bank's discharge of Executive for Cause, such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

                                   SECTION IX

                                  MISCELLANEOUS
                                  -------------

9.1 No Effect on Employment Rights. Nothing contained herein shall confer upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of this Agreement. The provisions of 12 CFR Part 563.39 (including all of its subparts) shall be fully applicable to this Agreement.

9.2 Disclosure. Each Executive shall receive a copy of his Agreement and the Administrator will make available, upon request, a copy of the rules and regulations that govern this type of Agreement.

9.3 State Law. The Agreement is established under, and will be construed according to, the laws of the State of Indiana, to the extent that such laws are not preempted by the Act and valid regulations published thereunder.

9.4 Severability. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

9.5 Incapacity of Recipient. In the event Executive is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or his Estate. Except as provided above in this paragraph, when the Bank's Board of Directors in its sole discretion, determines that an Executive is unable to manage his financial affairs, the Board may direct the Bank to make distributions to any person for the benefit of such Executive.

9.6 Unclaimed Benefit. Each Executive shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of an Executive is not made known to the Bank within three years after the date on which any payment of the Executive's Supplemental Retirement Income Benefit may be made, payment may be made as though the Executive had died at the end of the three-year period. If, within one additional year after such three- year period has elapsed, or, within three years after the actual death of the Executive, the Bank is unable to locate any Beneficiary of the Executive, then the Bank may fully discharge its obligation by payment to the Estate.

9.7 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, neither the Bank, nor any individual acting as an employee or agent of the Bank or as a member of the Board of Directors shall be liable to any Executive, former Executive, or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

9.8 Gender. Whenever, in this Agreement, words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

9.9 Affect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Executive to participate in, or be covered by, any qualified or non- qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

9.10 Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

9.11 Rabbi Trust. The Bank intends to incorporate this Agreement into the First Federal Savings Bank Rabbi Trust for the Executive Supplemental Retirement Income Plan, dated October 1, 1996, into which the Bank intends to contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Executives and their Beneficiaries in such manner and at such times as specified in this Agreement. It is the intention of the Bank to make contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Agreement. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Agreement. To the extent the language in this Agreement is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Agreement. Any contributions to the rabbi trust shall be made during each Plan Year in accordance with the rabbi trust agreement. The amount of such contribution(s) shall be equal to the full present value of all benefit accruals under this Plan, if any, less: (i) previous contributions made on behalf of the Executive to the rabbi trust, and (ii) earnings to date on all such previous contributions.

9.12 Secular Trust. The Executive intends to incorporate this Agreement into the Stephen E. Zahn Grantor Trust Agreement dated October 1, 1996 (the "Zahn Trust"), into which the Bank shall make contributions only in the event of a Change in Control. In the event of a Change in Control, the Bank shall make an immediate lump sum contribution to the Zahn Trust (in the year preceding the Change in Control, if possible). Such contribution shall be the full present value, using an appropriate discount rate, of the projected Supplemental Retirement Income Benefit, calculated as if the Executive had continued to be employed by the Bank until his Normal Retirement Date; provided, however, in no event shall the contribution be less than an amount which is sufficient to provide the Executive with after-tax benefits (assuming a constant tax rate equal to the rate in effect as of the date of the Change in Control) beginning at his Normal Retirement Age equal in amount to that benefit which would have been payable to the Executive if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106.

9.13 Tax Withholding. The Bank may withhold from any benefit payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

                                    SECTION X

                     NON-COMPETITION AFTER NORMAL RETIREMENT
                     ---------------------------------------

10.1 Non-Compete Clause. Except as stated in the second paragraph of this subsection, the Executive expressly agrees that, as consideration for the agreements of the Bank contained herein and as a condition to the performance by the Bank of its obligations hereunder, throughout the entire period beginning at the time of termination of employment until the final payment is made to Executive, as provided herein, he will not, without the prior written consent of the Bank, engage in, become interested, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, nor become associated with, in the capacity of an employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area of the business of the Bank which enterprise is, or may deemed to be, competitive with any business carried on by the Bank as of the date of the termination of the Executive's employment or his retirement. The parties agree that if, for any reason, any covenant contained herein is held by a court or other tribunal to be unenforceable or invalid, that such court or tribunal will have the authority to limit such covenant to that which the court or tribunal deems proper under the circumstances and to enforce such covenant as limited. Notwithstanding the foregoing, Executive agrees to honor the terms of this Non-Compete Clause and not to contest its enforceability.

         In the event Executive's termination follows a Change in Control or other material change in the Bank's structure or business activities, Executive shall be entitled to his Supplemental Retirement Income Benefit whether or not he enters into an arrangement that is deemed to be competitive with the Bank.

10.2 Breach. In the event of any breach by the Executive of the agreements and covenants contained herein, the Board of Directors of the Bank shall direct that any unpaid balance of any payments to the Executive under this Agreement be suspended, and shall thereupon notify the Executive of such suspensions, in writing. Thereupon, if the Board of Directors of the Bank shall determine that said breach by the Executive has continued for a period of one (1) month following notification of such suspension, all rights of the Executive and his Beneficiaries under this Agreement, including rights to further payments hereunder, shall thereupon terminate.

                                   SECTION XI

                              AMENDMENT/REVOCATION
                              --------------------

         This Agreement shall not be amended, modified, or revoked at any time, in whole or part, without the mutual written consent of the Executive and the Bank, and such mutual consent shall be required even if the Executive is no longer employed by the Bank.

                                   ARTICLE XII

                                    EXECUTION
                                    ---------

12.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

12.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Bank and the Executive have caused this Agreement to be executed on the day and date first above written.

ATTEST:                               FIRST FEDERAL SAVINGS BANK:


By:  /s/ Jean A. Sands           By:   /s/ Darrell E. Blocker
     ------------------------         ----------------------------
                                       Sr. Vice President, CFO
                                      ----------------------------
                                      (Title)


WITNESS:                              EXECUTIVE:


By:  /s/ Rise K. Buzzard              /s/ Stephen E. Zahn
     ------------------------         -----------------------------

                                    Exhibit B


                       SHAREHOLDER BENEFIT PLAN AGREEMENT
                             BENEFICIARY DESIGNATION

         The Executive, under the terms of the Shareholder Benefit Plan Agreement executed by the Bank, dated the 14th day of January, 2000, hereby designates the following Beneficiary(ies) to receive any guaranteed payments or death benefits under such Agreement, following his death:


PRIMARY BENEFICIARY:     Alice M. Zahn


SECONDARY BENEFICIARY:   Estate of Stephen E. Zahn


         This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

         Such Beneficiary Designation is revocable.


DATE: January 14, 2000
/s/Rise K. Buzzard                                 /s/Stephen E. Zahn
------------------------------                     -----------------------------
Rise K. Buzzard                                    Stephen E. Zahn
(WITNESS)                                          EXECUTIVE
/s/Lil Holloway
------------------------------
Lil Holloway
(WITNESS)